                                                                   EXHIBIT 10.39

                            MASTER SUPPLY CONTRACT
                                      FOR
                          RESALE OF OILS AND GREASES

THIS SUPPLY CONTRACT is made as of January 30, 1997 between MOBIL OIL CORPORATION ("Seller"), with offices at 3225 Gallows Road, Fairfax, Virginia and PETRO STOPPING CENTERS, L.P. ("Buyer"), with offices at 6080 Surety Drive, El Paso, Texas 79905 ("Supply Contract").

  1. Products; Quantities.  Seller agrees to sell and Buyer agrees to purchase,
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on the terms and conditions of this Supply Contract, Mobil lubricants for those
Buyer operated Truckstops located at the addresses set forth on the "List of Locations" at Exhibit 1, attached to and made part of this Supply Contract (the
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"Truckstop Locations").  As Buyer adds new Truckstop Locations to its Truckstop chain, Exhibit 1 will be modified to include them.
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Buyer agrees to:  (i) feature Mobil Delvac 1300 Super at all Truckstop Locations operated by Buyer, and (ii) use commercially reasonable efforts to purchase a minimum of 10,000,000 gallons of Mobil lubricants during the term of this Supply Contract. Buyer agrees not to allow advertising or promotional materials of competitive brands of engine oil outside any of its facilities, including the fuel islands. However, Buyer may display non-promotional signs for competitive brands of engine oil inside the lube bays and Buyer may display advertising materials of a competitor that purchases advertising space through Motor Media. In addition, Buyer will ensure that 50% of shelf space in the Truckstop
Locations dedicated to commercial engine oils, heavy duty motor oils only, (CEO) will be used for the display of Mobil Delvac engine oils . Buyer and Seller agree to actively promote Mobil Delvac 1300 Super and other Mobil lubricants during the term of this Supply Contract, including participation in jointly developed and national CEO promotions. If Petro's lubricant sales decrease substantially (defined as a 5% decrease in sales of competitive lubricants during a promotional period from the prior 90 day non-promotional period) for a sustained period of time (more than 90 days) because of the limitation on Petro's ability to advertise or promote competitive brands of engine oil, Mobil agrees to meet with Petro to discuss this limitation on advertising and promotions of competitive brands of engine oils and to negotiate in good faith modifications to this provision or additional actions to be taken. For purposes of this paragraph, promotions of competitive brands of engine oils include giveaways, rebates, coupons and the like.

Subject to and in accordance with Buyer's current contractual obligations, Buyer will discontinue the sale of private label lubes at Buyer's Truckstop Locations to the extent that replacement of Buyer's private label products with Mobil brand oils and greases is economically attractive for Buyer under commercial terms to be mutually acceptable to Buyer and Seller.

Buyer agrees to use its commercially reasonable efforts to ensure that it increases its sales of Mobil lubricants in order to meet its purchase obligations. These efforts will include but not be limited to:

     a. Displaying an internally illuminated Mobil Delvac sign, provided at Seller's sole cost, (dimensions of no less than 4' x 6', local permitting withstanding) on the most visible side of the garage. A metal sign (dimensions to be determined) will be used at those locations that cannot accommodate an internally illuminated sign.

     b. Displaying one Mobil Delvac snaplock sign and bay banner, provided at Seller's sole cost, inside the garage.

     c. Displaying one Mobil Delvac snaplock sign, provided at Seller's sole cost, located inside the waiting area, and one Delvac ACCUTRACK sign, provided at Seller's sole cost.

     d. Subject to existing uniform supply company agreements, ensuring that all service writers wear Mobil Delvac patches, provided at Seller's sole cost, on their shirts/jackets and all garage personnel wear Mobil Delvac hats, provided at Seller's sole cost.

     e. Participating in all promotions offered by Seller and not displaying promotions of competitive oil suppliers.

     f. Not participating in any service writer or garage personnel incentive programs offered by competitive oil suppliers for so long as Seller offers these programs in the same calendar year.

     g. Use commercially reasonable efforts to encourage existing and future franchisees to purchase, promote and sell Mobil lubricants as set forth herein.

Purchase obligations are anticipated to be as follows:

  During year 1 of this Supply Contract, 625,000 gallons/year of Mobil lubricants
  During year 2 of this Supply Contract, 725,000 gallons/year of Mobil lubricants
  During year 3 of this Supply Contract, 750,000 gallons/year of Mobil lubricants
          Aggregate for years 1-3       2,100,000 gallons of Mobil lubricants

  During year 4 of this Supply Contract, 850,000 gallons/year of Mobil lubricants
  During year 5 of this Supply Contract, 950,000 gallons/year of Mobil lubricants
  During year 6 of this Supply Contract, 1,050,000 gallons/year of Mobil lubricants
          Aggregate for years 4-6       2,850,000 gallons of Mobil lubricants

  During year 7 of this Supply Contract, 1,150,000 gallons/year of Mobil lubricants
  During year 8 of this Supply Contract, 1,250,000 gallons/year of Mobil lubricants
  During year 9 of this Supply Contract, 1,275,000 gallons/year of Mobil lubricants
  During year 10 of this Supply Contract, 1,375,000gallons/year of Mobil lubricants
          Aggregate for years 6-10      5,050,000 gallons of Mobil lubricants

Grand Aggregate volume for 10 year term = 10,000,000 gallons of conventional Mobil lubricants

The purchase obligations for any one year are agreed by the parties to be targets. However, the aggregate volumes (e.g., aggregate of years 1-3, 4-6, and 7-10) as well as the aggregate volume over the 10 year term (10,000,000 gallons) are agreed by the parties to be contractual commitments. Should Petro not meet these purchase obligations, Petro shall, at Mobil's request, meet with Mobil to discuss the purchase obligations and results and to negotiate in good faith modifications to this provision or additional actions to be taken.

The term "Year" means a Calendar Year (pro-rated to 11/12th for the year 1997) beginning on the first day of January after the Effective date of this Supply Contract.

For purposes of this Supply Contract, 8 pounds of grease equals 1 gallon of conventional oil and 1 gallon of synthetic oil equals 4 gallons of conventional
oil.   As used in this Supply Contract, the terms "Seller's product" and "Mobil lubricants" are used interchangeably.

A list of Mobil lubricants to be purchased by Buyer is set forth on Exhibit 2,
                                                                    ---------
attached to and made part of this Supply Contract. Mobil lubricants, grades, trademarks, and packaging shall be those marketed and used by Seller at times of deliveries for similar buyers in Buyer's area, all as determined by Seller. Seller may change the grade, specifications, characteristics, delivery package, brand name, or other distinctive designation of any of Seller's product and such
products as so changed shall remain subject to this Supply Contract.   Buyer may
purchase any combination of lubricants listed on Exhibit 2 in order to comply
                                                 ---------
with the purchase obligations set forth above.

2.   Term.  The term of this Supply Contract is for a period of ten (10) years,
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beginning January 30, 1997 and ending January 30, 2007.

3.   Prices, Terms; Deliveries.
     --------------------------

     (a) Prices.  Initial prices of Seller's products are set forth on Exhibit
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         2.  Prices are prior to taxes.
         -

     (b) Terms of Payment.  Net 15 prox (15th day of the month following the
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         month in which delivery is made) or Net 30 days from the day of delivery. Cash discounts, if any, are not applicable to taxes, freight charges, or container charges. Seller shall forward invoices for Mobil products purchased by individual Truckstop Locations to Buyer for payment within 30 days.

     (c) Deliveries.  Deliveries of Mobil lubricants shall be made by Seller's
         -----------
         authorized distributors, selected by Seller in its sole discretion, and shall be promptly received by Buyer. Minimum order quantity for tank truck delivery of Mobil products is 6,000 gallons; minimum order quantity for packaged Mobil lubricants (drums and pails) is 100 gallons; minimum order quantity for tankwagon delivery is 200 gallons. Deliveries made below minimums are subject to a small order premium. Buyer will convert bulk storage facilities to accommodate 6,000 gallon tank loads of Mobil

         Delvac 1300 Super if and when Buyer and Seller agree to the economic viability of doing so.

         Title to, and all risk of loss of or damage to, any of Seller's products shipped to Buyer passes to Buyer at the delivery point. Seller's products are received by Buyer when delivered to Buyer at the delivery point specified by the ordering Truckstop Location.

         If Buyer defaults in the payment of any indebtedness to Seller, in addition to any other rights it may have, Seller may immediately change the terms of payment and may suspend deliveries of all of Seller's products and apply any funds that Buyer may have on deposit in Seller's custody to the payment of the indebtedness.

     (d) Price Adjustment.  Seller may adjust the price or terms of payment for
         -----------------
         Seller's products at any time by giving Buyer at least thirty (30) days written notice.

4.   Taxes.  The amount of any present or future governmental tax, fee, duty or
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other imposition (not included in the price or otherwise paid by Buyer) on or measured by: (a) this Supply Contract; (b) Seller's products or constituent materials covered by this Supply Contract; or (c) the manufacture, sale, use, transportation or handling of Seller's products or materials shall be paid by Buyer to Seller, unless Buyer is required by law to make payments directly to the governmental taxing unit. Any and all exemptions from taxes claimed by Buyer must be set forth on Exhibit 1.
                     ---------

5.   Trademarks; Trade Dress; Brand Names; Advertising.  Buyer shall use
     --------------------------------------------------
Seller's trademarks, trade dress, and brand names ("Trademarks") to identify and advertise Seller's products. The Trademarks shall not be used for any other purposes or in any manner that may confuse or deceive the public.

Buyer shall not mix any other products with Mobil lubricants or adulterate them in any way, and shall not use the Trademarks in connection with the storage, handling, dispensing, or sale of any adulterated, mixed or substituted Mobil lubricants. Seller may take samples from Buyer's tanks to ensure product integrity.

All advertising, including color schemes, of Seller's products are subject to Seller's approval. Any violation of the provisions of this Paragraph 5 gives Seller the right to immediately terminate this Supply Contract. On any termination of this Supply Contract, Buyer shall immediately discontinue: (a) referring to Seller, (b) using Seller's color schemes, Trademarks and slogan,
(c) advertising Seller's products, (d) return to Seller, at no cost to Seller, all signs, advertising and promotional material in Buyer's possession, and (e) repay all amounts owing to Seller in accordance with this Supply Contract.

Buyer acknowledges that injunctive relief is an adequate remedy for Buyer's violation of this Paragraph 5. Buyer agrees to pay Seller's reasonable attorney fees if Seller institutes legal action to enforce any provisions of this Paragraph 5 and prevails in such legal action.

6.   Containers.  All containers on which Seller charges a deposit ($20.00
     -----------
deposit on drums) remain Seller's property, must be used only for the original contents, and must be returned when empty to Seller's shipping point, freight collect. If Seller maintains a regular pick-up service in Buyer's area, Seller may collect containers on notice from Buyer. For purposes of this Paragraph 6, empty means does not contain: solids, trash, unpourable liquid exceeding 1 inch or any pourable liquid.

Deposit charges are payable without discount when payments for the contents are due. Deposit charges are refundable if the containers are returned in their delivered condition, less ordinary wear, within ninety (90) days after delivery. If containers are not returned, Seller may retain the deposit charges in settlement for the containers and expenses.

7.   Product Quality Control.  Buyer has a duty to protect the quality of
     ------------------------
Seller's products delivered to it by Seller or Seller's authorized distributors. Seller represents that the Mobil lubricants that it supplies under this
Agreement: 1) meet applicable API standards and 2) will meet future applicable API standards.

8.   Claims; Release.  Seller has no liability for any defect in quality, or
     ----------------
shortage in quantity, of any of Seller's products delivered unless Buyer gives Seller or Seller's authorized distributor notice of Buyer's claim within: (a) two (2) days after delivery for shortages in quantity of Seller's products, or
(b) within four (4) days after delivery for quality deficiencies, and further provides Seller with a reasonable opportunity to inspect Seller's products and take test samples.

Any other claim by Buyer of any kind, based on or arising out of this Supply Contract or otherwise, is waived and barred unless Seller is given written notice within one hundred eighty (180) days after the event, action, or inaction to which the claim relates. Further, any claim is waived by Buyer and barred unless asserted by the commencement of an action within twelve (12) months after the event, action, or inaction to which the claim relates. Seller is not liable for prospective profits or special, indirect, or consequential damage.

9.   Contingencies.  Seller shall not be liable for loss, damage, or demurrage
     --------------
due to any delay or failure to perform:

     (a) because of compliance with any action, order, direction, request, or control of any governmental authority; or

     (b) when the supply or purchase of Seller's products or any facility of production, manufacture, storage, transportation, distribution, or delivery is interrupted, unavailable, or inadequate because of wars, hostilities, public disorders, acts of enemies, sabotage, strikes, lockouts, labor or employment difficulties, fires, floods, acts of God, accidents or breakdowns, plant shutdowns for repairs, maintenance or inspection, weather conditions, or for any other cause that is beyond Seller's reasonable control when acting in good faith and in the ordinary course of business, whether or not similar to any of the foregoing.

            Seller is not required to remove any cause or replace the affected source of supply or facility if it involves additional expense or a material departure from normal practices.

     If, for any cause, there is, or Seller believes in its reasonable opinion there may be, a shortage of supplies, for whatever reason, so that Seller is or may be unable to meet the demands of all of its customers of all kinds, Seller may allocate to and among its customers in each class of trade quantities of Seller's products as Seller determines in the exercise of its ordinary business judgment it has available for distribution to that class of trade from any given terminal or point of supply, provided that Seller's plan of allocation shall not unreasonably discriminate between Buyer and Seller's other customers in that class of trade.

     Seller shall not be required to make up any deliveries or quantities omitted under the provisions of this Paragraph 9, including but not limited to, deliveries or quantities omitted pursuant to Seller's right to allocate Seller's products among its customers, nor shall Seller be liable for any damages or losses in connection with omitted deliveries or quantities.

     In all instances when a decision or determination of Seller is referred to in this Paragraph 9, the decision or determination shall be made in Seller's sole and absolute discretion acting in the ordinary course of business.

10.  Indemnity.  Buyer shall defend and indemnify Seller, and its agents,
     ----------
servants, employees, successors, and assigns from:

     (i) any fines, penalties, charges, or expenses, for violations of any law, ordinance or regulation, caused by any act or omission, whether negligent or otherwise, of Buyer or its agents, servants, employees, or others under it; and

     (ii) any claims, losses, liability, suits, liens and expenses for death, personal injury, property damage, or any other injury or claim arising out of the use, occupancy, operation, services offered by, or maintenance of Buyer's Truckstop Locations (including adjacent sidewalks, drives, and curbs), lubrication equipment, or Buyer's other businesses or any of its operators, lessees, agents, contractors, employees, customers, or others under it.

     Seller shall defend and indemnify Buyer, and its agents, servants, employees, successors, and assigns from:

     (i) any fines, penalties, charges or expenses, for violations of any law, ordinance or regulations caused by any act or omission, whether negligent or otherwise, of Seller or its agents, servants, employees or others under it; and

     (ii) any claims, losses, liability, suits, liens and expenses for death, personal injury, property damage, or any other injury or claim arising out of Seller's, or its agents', contractors', employees' or others' under it, performance under or nonperformance of this Agreement.

The provisions of Paragraphs 8 and 10 survive any termination or nonrenewal of this Supply Contract, however arising.

11.  Permits.  Buyer must obtain all required permits and licenses in
     --------
connection with its operation of the Truckstop Locations and must comply in all material respects with all applicable governmental laws and regulations.

12.  Seller's Right to Terminate; Default; Payments Due on Termination.
     ------------------------------------------------------------------

     (a) If Buyer is in default under this Supply Contract, or under any other agreement between the parties: (i) Seller may suspend deliveries (to the Truckstop Location in default) during the default; (ii) Seller shall provide notice of default to Buyer and Buyer shall have thirty
         (30) days to cure such default; thereafter, if the default continues, Seller may terminate this Supply Contract with respect to the Truckstop Location in default and the payment provisions in Section 12(b) shall apply.

     (b) Upon providing written notice to Buyer, Seller may immediately terminate this Supply Contract (with respect to one or more Truckstop Locations) upon the occurrence of one or more of the following events:

         (i) Buyer or the Truckstop Location's failure to comply with the provisions of Section 5 of this Supply Contract;

         (ii) Buyer does not meet its purchase obligations as set forth in this Supply Contract;

         (iii) without Seller's prior written consent, more than 30% of the voting shares or other form of ownership and control of Buyer is sold or transferred to a party that Seller considers to be a direct competitor;

         (iv) Buyer becomes insolvent; an insolvency, receivership or bankruptcy proceeding is commenced by or against Buyer; or Buyer makes an assignment for the benefit of creditors; or

         (v) Buyer attempts to assign or otherwise transfer its interest in this Agreement in contravention of the terms of Section 20.

On or prior to the effective date of any termination (partial or whole) of this Supply Contract, funds owed by Buyer to Seller with respect to the affected Truckstop Location(s), including: (i) amounts owing Seller for Buyer's purchases of Seller's products, and (ii) any other amounts outstanding shall become immediately due and payable to Seller.


13.  Buyer's Right to Terminate.
     ---------------------------

If Seller defaults under this Supply Contract, Buyer shall provide written notice to Seller and Seller shall have thirty (30) days to cure such default; thereafter, if the default continues, Buyer may terminate this Supply Contract upon providing thirty (30) days written notice to Seller.

14.    Representations and Assurances.  Seller is entering into this Supply
       -------------------------------
Contract in reliance on Buyer's qualifications and representation to Seller of its desire to operate the Truckstop Locations selling Mobil lubricants. Buyer acknowledges that its conduct impacts Seller's products, Trademarks, and other Mobil retailers, distributors, and dealers; therefore, Buyer agrees to conduct its business in a manner that maintains and enhances public acceptance of Mobil lubricants, Trademarks, and Mobil retailers, distributors, and dealers.

At all times, Buyer shall keep visible and legible Seller's logos, signs and Trademarks used in connection with the sale of Mobil lubricants inside of Buyer's Truckstop Locations.

15.    Relation of Seller and Buyer.  Buyer and Seller are independent
       -----------------------------
businesses, and nothing in this Supply Contract creates any right in Seller or Buyer to exercise any control over, or to direct in any respect, the conduct or management of the other party's business, subject only to each party's performance of their respective obligations set forth in this Supply Contract. Neither Buyer nor any person performing work at the Truckstop Locations for, or on behalf of, Buyer shall be considered as an employee or agent of Seller.

16.    Notices.  All notices under this Supply Contract, except those under
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Paragraph 5, must be in writing and delivered personally or sent by certified mail to the address set forth below unless changed by notice. Notice by mail is effective 3 days from the postmark date.

     Address for Seller:      Mobil Oil Corporation
                              3225 Gallows Road
                              Fairfax, Virginia 22037
                              Attn: Commercial Engine Oil Marketing Manager

     With a copy to:          Mobil Oil Corporation
                              Customer Support Center
                              40 Liberty Boulevard
                              Malvern, PA 19355

     With a copy to:          Petro Holding GP Corporation
                              c/o Chartwell Investments
                              717 Fifth Avenue
                              New York, NY   10022

     Address for Buyer:       Petro Stopping Centers, L.P.
                              6080 Surety Drive
                              El Paso, Texas 79905

     With a copy to:          Darrell R. Windham, Esq.

                              Kemp, Smith, Duncan & Hammond, P.C.
                              2000 Norwest Plaza
                              El Paso, TX   79901-1441

17.    Severability.  If any provision or any portion of this Supply Contract or
       -------------
the application of it to any person or circumstance is finally determined by a court of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability shall not affect the other provisions of this Supply Contract.

18.    Entire Agreement.  This instrument (including the documents referred to
       -----------------
in this instrument and documents incorporated herein) contains the entire agreement covering the subject matter, and supersedes any prior discussions between the parties relating to the subject matter of this Supply Contract. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR WARRANTIES AFFECTING THIS SUPPLY CONTRACT WHICH ARE NOT FULLY SET FORTH IN THIS SUPPLY CONTRACT.

19.    Number of Truckstop Locations.  Buyer and Seller acknowledge that the
       -----------------------------
number of Truckstop Locations may change during the term of this Supply Contract requiring additions or deletions to the number and location of Truckstop Locations serviced by particular Mobil distributors and time for Seller to prepare the necessary administrative connections so that deleted or added Truckstop Locations are properly serviced. Buyer agrees to provide timely notification of such events to Seller, enabling Seller to accommodate such changes.

20.    Miscellaneous.  Any attempt to assign this Supply Contract by Buyer
       --------------
without obtaining Seller's prior written consent is void and constitutes a default of this Supply Contract. The paragraph headings of this Supply Contract are for convenience only and do not limit, amplify, or otherwise affect its terms and conditions. Seller's right to require strict performance shall not be affected by any previous waiver or course of dealing. Modifications to this Supply Contract must be in writing and signed by an authorized representative of each party.

21.    Governing Law.  This Supply Contract shall be construed and enforced in
       --------------
accordance with the laws of Delaware.

EXECUTED as of the date first above written.

WITNESS:                            MOBIL OIL CORPORATION

/s/ J.D. Lavery                     /s/  Mark A. Skolnik
--------------------                --------------------------
                                    By:  Mark A. Skolnik
                                       ------------------------
                                    Its: Manager, Distillate Business
                                        ------------------------------
                                         Attorney-in-Fact
                                        ------------------------------

WITNESS:                            PETRO STOPPING CENTERS, L.P.

/s/ J.H. Breed                       /s/ Larry J. Zine
-----------------------              -----------------------------
                                    By:  Larry J. Zine
                                       ---------------------------
                                    Its: Executive Vice President
                                        --------------------------